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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934

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                                  March 9, 2000
                Date of Report (Date of earliest event reported)

                           HOUSEHOLD DIRECT.com, INC.
             (Exact name of registrant as specified in its charter)

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   DELAWARE
(State or other                    (Commission                  51-0388634
jurisdiction of                    File Number)             (I.R.S.  Employer
incorporation                                               Identification No.)

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                           HOUSEHOLD DIRECT.com, INC.
                              900 MAIN STREET SOUTH
                          SOUTHBURY, CONNECTICUT 06488

              (Address of principal executive offices) (Zip Code)

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                                 (203) 267-1400

              (Registrant's telephone number, including area code)

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                                CROSS CHECK CORP.
                                  P.O. BOX 1049
                                NIWOT, CO. 80544
          (Former name or former address, if changed since last report)

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Item 1. CHANGES IN CONTROL OF REGISTRANT

        On March 9, 2000, HouseHold Direct.com, Inc., a Delaware corporation ("HouseHold" or "Company") executed an Agreement and Plan of Merger with Cross Check Corp., a Colorado Corporation ("Cross" or the "Registrant") and a Letter Agreement with the shareholders of Cross whereby HouseHold Direct acquired all the issued and outstanding shares of the Registrant for the purpose of completing a merger of HouseHold and Cross. On March 20, 2000 HouseHold and Cross completed a merger with HouseHold being the surviving entity.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS

        HouseHold was originally incorporated as RDI Marketing, Inc., a Florida corporation ("RDI") on January 2, 1992. The corporation historically had no material business operations other than maintaining its status. On May 18, 1998 RDI filed a disclosure statement under Rule 15C2-11 of the Securities and Exchange Act of 1934 ("1934 Act") with the National Association of Securities Dealers (NASD); RDI received clearance to enter quotations on the OTC Bulletin Board on June 11, 1998 and began trading under the symbol "RDIM." On July 10, 1998 RDI entered into an Exchange Agreement with Preferred Consumer Network International, Inc., a Delaware corporation ("PCNI") whereby PCNI became a wholly owned subsidiary of RDI and the former PCNI shareholders, in the aggregate, became the majority shareholders of RDI owning ninety percent (90%) of the issued and outstanding common stock of the Company.

        The Company (directly and/or through its then wholly owned subsidiary) operated a "wholesale buyers club" business whereby consumers could purchase a membership that would entitle them to purchase certain durable and non-durable consumer goods at wholesale or factory direct prices. The Company curtailed material operations in late December of 1998 to allow management to revise its business plan and to seek capital funding to implement its new business strategy.

        To be consistent with the Company's new business and marketing plan as a wholesale buyers club, RDI changed its exchange symbol to "BYIT" effective July 12, 1999. Contemporaneously with the symbol change the Company was reincorporated in the State of Delaware under its current name, HouseHold Direct.com, Inc.

        The Company operates a specialized sales business known as a "wholesale buyers club." As stated above, a "wholesale buyers club" is a business whereby consumers purchase a membership which allows them to buy certain durable and non-durable consumer goods at wholesale and factory direct prices.

        Historically buyers clubs have charged up to a $1,500.00 membership fee upon initial application by the consumer and then charged a handling fee of up to ten percent (10%) on all member purchases. As part of its business strategy, the Company has radically reduced the initial membership fee as discussed below.

        HouseHold's goal in decreasing the membership fee is to stimulate membership growth. It is the Company's belief that in order for it to be profitable, it must have a large membership base. Consequently the Company has recently embarked on implementing a growth oriented business strategy.

        HouseHold's business strategy is two fold: i) consolidate a number of buyers clubs in different cities across the country by acquisition thereby allowing the Company to rapidly increase its

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membership base; and ii) implement a new ecommerce website/portal to improve services to customers and market memberships to prospective members.

        As stated earlier, the Company intends to acquire a number of buyers clubs in different cities across the United States. According to industry sources, over 150 private/independent buyers clubs exist in the United States servicing an existing membership base of 2.5 million consumer members. It is from this group the Company will seek to locate acquisition candidates. As of the date hereof, the Company has identified and acquired one single unit buying club in Atlanta, Georgia, Preferred Consumer Services, Inc. ("PCS"). HouseHold estimates that the PCS acquisition will bring approximately 10,000 members to the Company with annual product purchase expenditures of approximately 3 million dollars annually. The Company is currently reviewing other potential acquisitions but has not entered into any agreements or engaged in any material negotiations with any specific targets.

        HouseHold is unlikely to identify specific targets and enter into any further material agreements until such time as the Company has raised sufficient capital to fund any such potential acquisitions.

        The Company is currently attempting to concentrate on building membership. The primary methods the Company is either currently employing or intends to employ are: i) acquisitions (as described above); ii) marketing and selling memberships through the Internet; iii) direct mail and telemarketing solicitation; and iv) the potential use of franchising and joint ventures to expand the geographical reach of the Company both domestically and internationally.

        Should the Company be successful in acquiring a significant membership the Company will receive revenues from essentially three sources: i) an initial application/membership fee of $49.95; ii) monthly maintenance club dues of $9.95 per month; and iii) a service fee of between 5% and 10% of each member's merchandise purchases made through the Company.

        Concurrently with building its membership base, the Company will be utilizing proprietary data management systems to evaluate its members, their buying habits and preferences. The information will be used by the Company to identify and then offer the products most desired by the Company's membership. Management believes that the increase in product offerings will also increase customer satisfaction and thus word of mouth customer referrals to the Company.

        In addition to acquiring buyers clubs, the Company will also seek to acquire or enter into strategic relationships with other businesses that will assist HouseHold in servicing the needs of its members. Included in this group would be warehouse facilities, packaging and fulfillment service businesses and shipping companies.

        The Company has already acquired Thunderstick, Inc., a business that has expertise in Internet technology, which will support HouseHold's web site and ecommerce management software. Currently the Company is in the process of identifying potential acquisition targets, but has not entered into any arrangements with or specifically identified any specific companies that they will acquire or with whom they might enter into a strategic relationship.

        Although HouseHold is at an early stage of its development, it has already acquired PCS and Thunderstick. HouseHold is therefore in the process of implementing its business plan to put into place the building blocks or components it believes will make its business a success. These blocks include:
i) the use of state of the art technologies for web site design and ecommerce application

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software; ii) utilization of centralized purchasing and fulfillment; iii) the
Company's "cost plus" club shopping format and iv) expedited discount shipping of member's purchases.

        HouseHold believes that there are significant opportunities for marketing its "cost plus" business format through the Company's web site, with potential members in countries outside of the United States. Consumers in selected foreign markets would be able to purchase goods that are unavailable or unique to their local market and at a price significantly lower than comparable local goods. The Company is aware that there are significant restrictions concerning certain types of exports and other restrictions that require the Company to exclude potential customers who are located in certain countries with whom the Company is prevented, by law, with doing business. HouseHold intends to comply with all export laws and regulations and believes that such compliance will not have a material impact on its business.

Item 3. BANKRUPTCY OR RECEIVERSHIP

        None.

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        As a result of the HouseHold and Cross merger and HouseHold being the surviving entity, HouseHold's auditors, King Griffin & Adamson, P.C., 14160, Dallas Parkway, Ninth Floor, Dallas, Texas 75240 will be the auditors of record for the Company.

Item 5. OTHER EVENTS

        None.

Item 6. RESIGNATION AND APPOINTMENT OF DIRECTORS

        As a consequence of the HouseHold and Cross merger and HouseHold being the surviving entity, Cross' Board of Directors will be dissolved. The two current directors of HouseHold are as follows:

John D. Folger, 50, Director, President and Chief Executive Officer. Mr. Folger is one of the original founders of HouseHold and has served as its president and CEO since its inception in 1997. From 1995 to 1996, Mr. Folger was a joint venture partner and vice president in a business called the Virtual Visitor Center/Online Business Associates which was an internet business specializing as a consumer gateway. Mr. Folger is currently active as an equity investor in Huntingtown Farm, a real estate development that he has been involved in since 1993. Prior to becoming involved with Huntingtown Farm, Mr. Folger acted as a business consultant with Armour Funding, Inc. and The Investor Group, Inc.

Ann D. Jameson, 57, Director, Vice President of Operations and Secretary/Treasurer. Ms. Jameson's is also one of the original founders of HouseHold and has served in her current capacities with the Company since 1997. Prior to her employment with the Company, Ms. Jameson was an executive consultant with Laughter Works Seminars, Inc., where she developed specialized programs and strategies for corporate and small business clients. In 1996, Ms. Jameson was employed by the Carvel Corporation as Staff Administrator, Human Resources and Training. Before her employment with Carvel, Ms. Jameson served as Manager, Community Affairs and Employee Services from 1969 to 1996 for the Hartford Life Company, a division of the Hartford Insurance Group.


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        Both Mr. Folger, as an officer, and Ms. Jameson, as an employee, are currently involved in the completion of the winding up of Preferred Consumer Network International, Inc. ("PCNI"). PCNI acquired the operating assets of an earlier business known as United Buyers Service of Massachusetts, which was engaged in the sale of memberships in and the operation of a consumer wholesale buyers club. As a result of the failure of these businesses, certain payroll taxes were left unpaid. The Internal Revenue Service ("IRS") has instituted collection of the payroll taxes and placed liens on certain real property of Mr. Folger and Ms. Jameson. Both parties are currently attempting to obtain and complete a settlement of the IRS claims.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS AND EXHIBITS

        HouseHold is currently in the process of completing their first audit including the audits of its two acquisitions, PCS, Inc. and Thunderstick, Inc., and are therefore not available for the initial report herein. The Company intends to file its audited financials for fiscal years 1998 and 1999 in an amended 8-K within sixty (60) days of the date hereof.

                Exhibits

                           2.1      Agreement and Plan of Merger
                           3.1      Certificate of Incorporation
                           3.2      Bylaws
                           10.1     Letter Agreement (stock purchase)

Item 8. CHANGE IN FISCAL YEAR

        None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   March 22, 2000

                                           HouseHold Direct.com, Inc.



                                           By: /s/ JOHN D. FOLGER
                                              ----------------------------------
                                              John D. Folger

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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
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

  2.1                  Agreement and Plan of Merger
  3.1                  Certificate of Incorporation
  3.2                  Bylaws
 10.1                  Letter Agreement (stock purchase)